SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                            FORM 8-K

                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange
				Act of 1934


Date of Report (Date of earliest event reported) October 28, 1998


				SPRINT CORPORATION
	(Exact name of Registrant as specified in its charter)


     Kansas		     0-4721			 48-0457967
   (State of 	  (Commission 	    (I.R.S. Employer
 Incorporation)	  File Number)	   Identification No.)

 2330 Shawnee Mission Parkway, Westwood, Kansas   66205
(Address of principal executive offices)		(Zip Code)


Registrant's telephone number, including area code 	(913) 624-3000


  (Former name or former address, if changed since last report)


	  P. O. Box 11315, Kansas City, Missouri 64112
	(Mailing address of principal executive offices)

Item 5.  Other Events

     On October 28, 1998, the registrant announced that it had elected to delay a planned public offering of a newly created class of common stock (the "PCS Stock") due to current general market conditions. The registrant will continue to evaluate market conditions and may proceed with a public offering of the PCS Stock at a later date. A special meeting of shareholders has been scheduled for November 13, 1998 to vote on the restructuring of the registrant's PCS wireless operations, the issuance of PCS Stock and FON Stock, the recapitalization of the registrant's existing common stock into PCS Stock and FON Stock and related matters. Assuming shareholder approval, the recapitalization of the registrant's common stock is expected to occur approximately ten days after the shareholder vote. Additional information concerning the announcement is contained in the news release, a copy of which is filed as Exhibit 99 to this report and is incorporated in this report by reference.


Item 7.  Financial Statements and Exhibits.

     (c)  Exhibits

          99.  News Release Relating to Delay of Public Offering
               Related to Sprint PCS Restructuring



                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                           SPRINT CORPORATION



                           By  /s/ Michael T. Hyde
                               Michael T. Hyde
                               Assistant Secretary

Dated: October 30, 1998

                          EXHIBIT INDEX

Exhibit
Number    Description                                       Page


99.       News Release Relating to Delay of Public Offering
          Related to Sprint PCS Restructuring